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THIS AGREEMENT made the    day of         2000 BETWEEN GERARD CONLON of 45
Glenwood, Carrigaline, Co. Cork (hereinafter called the "Vendor") of the one part and STOCKER & YALE INC. a Massachusetts corporation with a principal place of business located at 32 Hampshire Road, Salem, New Hampshire, USA (hereinafter called the "Purchaser").

NOW IS IT HEREBY AGREED AS FOLLOWS:

1.       DEFINITIONS

 .1       In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:

         "Company" means Corkopt Limited, a company registered in Ireland under registration number 218133.

         "Completion" means completion under clause 9 of this Agreement.

         "Contract Date" means the date of this Agreement.

         "Completion Date" means the date of completion of the Sale of the Shares being the date on which the share certificates for the Shares are delivered to the Purchaser.

         "Latest Completion Date" means the 30th day of June 2000.

         "Issued Share Capital" means the entire issued share capital of the Company comprising the following: 31, 312 "A" ordinary shares of (pound)1 each, 36,534 "C" ordinary shares of (pound)1 each, 10,000 redeemable preference shares of (pound)1 each, BUT EXCLUDING the 297,000 "B" ordinary shares of (pound)1 each issued under the Business Expansion Scheme.

         "Shares" means 519 "A" ordinary shares of IR(pound)1 each in the share capital of the Company registered in the name of the Vendor.

1.2 "Warranties" means the warranties to be given by the Vendor as set out in the Schedule hereto.



2. Words denoting the singular shall include the plural and vice versa. Words denoting any gender shall include all genders and words denoting persons shall include corporations.


2.1      SALE AND PURCHASE

Subject to clause 3 below, the Vendor shall sell as beneficial owner and the Purchaser shall purchase the Shares free from all liens, charges and encumbrances and with all rights now or hereafter attaching thereto with effect from completion.

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3.       CONDITION PRECEDENT

The within sale is subject to the Purchaser on or prior to the Completion Date acquiring all of the Issued Share Capital. If the Purchaser has not acquired the entirety of the Issued Share Capital by the Latest Completion Date, the Purchaser may by notice in writing rescind the within Agreement which shall then be at an end.

4.       PURCHASE PRICE

4.1      In consideration for the transfer of the Shares, the Purchaser will
         issue to the Vendor    Shares of the Purchaser's common stock
         (hereinafter called "the Allotment Shares"), subject to the adjustment referred to at subclause 4.2, on the Completion Date.

4.2 At completion, the following adjustments shall be made to the number of the Allotment Shares.

         If the average closing price of the Purchaser's Common Stock for the five business days preceding the Contract Date (hereinafter called the "Completion Price") is less than $35 per share, then the number of shares comprised in the Allotment Shares will be increased to the number derived from dividing $2,205,000 by 75% of the Completion Price. If the Closing Price is greater than $48 per share, the number of shares comprising the Allotment Shares will be decreased to the number derived from dividing $2,205,000 by 75% of the Completion Price.

5.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         As a material inducement to the Vendor to enter this Agreement and sell the Shares, the Purchaser hereby represents and warrants to the Vendor as follows:

5.1 Organization; Power. The Purchaser is a Company duly incorporated and validly existing under the laws of the State of Massachusetts, and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

5.2 Authorization. The execution, delivery, and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party have been duly and validly authorized by all necessary corporate action of the Purchaser, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors' rights generally and judicial limits on equitable remedies.

5.3 No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party will not result in a breach or violation of, or constitute a default under, its Articles of Incorporation or Bylaws or any material agreement to which the Purchaser is a party or by which the Purchaser is bound.

5.4      Governmental Authorities.

         (i) the Purchaser is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by the Purchaser of this Agreement and the consummation of the purchase and

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         (ii) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by the Purchaser or any affiliate in connection with the Purchaser's execution, delivery, and performance of this Agreement and the consummation of this purchase.

5.5 Litigation. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to the knowledge of the Purchaser, threatened against the Purchaser or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of this purchase.

5.6 Tax Liability. To the extent the Purchaser deems necessary, the Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.7 Disclosure. To the Purchasers knowledge this agreement when taken a whole does not contain any untrue statement of a material fact concerning the Purchaser or omit to state a material fact necessary in order to make the statements concerning the Purchaser contained herein not misleading.

5.8 Litigation. There are no actions, suits, proceedings or investigations pending against the Purchaser or the Purchaser's properties before any court or governmental agency (nor, to the Purchaser's knowledge, is there any threat thereof) which would impair in any way the Purchaser's ability to enter into and fully perform the Purchaser's commitments and obligations under this Agreement or the transactions contemplated hereby.

5.9 Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement, and the issuance of shares will not result in any material violation of, or conflict with, or constitute a material default under, any Purchaser's articles of incorporation or bylaws or any of the Purchaser's material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of the Company or the Shares.

5.10 No Brokers or Finders Fees. The Purchaser has not, and will not, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

6.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER AND THE VENDOR

6.1 Each and every obligation of the Vendor under this Agreement is subject to the satisfaction, at or before the Completion Date, of each of the following conditions:

         1. Representations and Warranties; performance. Each of the representations and warranties made by the Purchaser herein will be true and correct in all material respects as of the Completion Date with the same effect as though made at that time except for changes contemplated, permitted or required by this Agreement; the Purchaser will have performed

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                  and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Completion Date; and the Vendor will have received at the Closing a certificate of the Purchaser signed by the President and the Chief Financial Officer of the Purchaser stating that each of the representations and warranties made by the Purchaser herein is true and correct in all material respects as of the Closing except for changes contemplated, permitted or required by this Agreement and that the Purchaser has performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

         2. No Proceeding or Litigation. No action, suit, or proceeding before any court (other than suits seeking monetary damages only and in the aggregate sum of less than $10,000) and any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against the Vendor, the Company, or the Purchaser or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change this purchase, questioning the validity or legality of this purchase, or seeking damages in connection with this purchase.

         3. Corporate Action. The Purchaser will have furnished to the Vendor a copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions of the Purchaser authorizing the execution, delivery, and performance of this Agreement.

6.2 Each and every obligation of the Purchaser under this Agreement is subject to the satisfaction at or before the Completion Date of each of the following conditions:

         1. Representations and Warrants; performance. Each of the representations and warranties made by the Vendor herein will be true and correct in all material respects as of the Completion Date with the same effect as though made at that time except for changes contemplated, permitted or required by this Agreement; the Vendor will have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing; and the Purchaser will have received at the closing the Warranties executed under the seal of the Vendor and the Vendor has performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

         2. No Proceeding or Litigation. No action, suit, or proceeding before any court and any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of Closing, against the Vendor, the Company, or the Purchaser or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change this purchase, questioning the validity or legality of this purchase, or seeking damages in connection with this purchase.

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7.       SECURITIES

7.1 The Vendor is acquiring the Purchasers Common Stock for investment for the Vendors own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Vendor understands that the Purchaser's Common Stock has not been, and will not be, registered under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state by reason of a specific exemption from the registration provisions of the Securities Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Vendors' representations as expressed herein. The Vendor is acquiring the Shares without expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision or fractionalization of the Shares. The jurisdiction of residence of theVendor is the Republic of Ireland and the offer and sale of the Purchaser's Common Stock to such Vendor will take place in such jurisdiction. The Vendor is knowledgeable and experienced in making of investments of the type involved in the acquisition of the Purchaser's Common Stock pursuant to this Agreement and is able to bear the economic risk of loss of its investment in Purchaser. The Vendor has received and reviewed a copy of Purchaser's most recent Annual Report on Form 10-K and a proxy statement and has been granted the opportunity to ask such questions regarding the Purchaser's affairs either directly or through its authorized representative as deemed necessary in respect of the Vendor's decision to acquire Purchaser Common Stock pursuant to this Agreement.

7.2 The Vendor understands that the Purchaser's Common Stock cannot be resold in a transaction to which the Securities Act and state securities laws apply unless (i) subsequently registered under the Securities Act and applicable state securities laws of (ii) exemptions from such registrations are available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions.

7.3 The Vendor understand that the certificates for the Purchaser's Common Stock will bear a legend substantially similar to the following:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE COMPANY WILL NOT TRANSFER THIS CERTIFICATE UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS, (ii) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.


8.       VENDORS UNDERTAKING.

         For the purpose of assuring to the Purchaser the full benefit of the Business and goodwill of the

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         Company the Vendor undertakes with the Purchaser that for the period of two years after Completion the Vendor will not carry on or be engaged in competition with the Business of the Company either on his own behalf of in conjunction with or on behalf of any other person, firm or body corporate. The Business of the Company means the manufacture of illumination products including but not limited to light emitting diodes (LED), lasers, fibre optics and fluorescent illuminators used in industrial inspection applications.

9.       COMPLETION

9.1 Completion shall take place at the offices of Ronan Daly Jermyn Solicitors, 12 South Mall, Cork on the Completion Date and all matters set out at subclauses 9.2 and 9.3 shall be effected.

9.2      The Purchaser shall furnish on completion:

         i. Original share/stock certificates in relation to the Allotment Shares registered in the name of the Vendor.

        ii.   Certificate of Purchaser pursuant to clause 6.1.2 and,

       iii.   Certified copy Resolution of Purchaser pursuant to clause 6.1.3

9.3      The Vendor shall deliver to the Purchaser:

         i. Duly completed and signed share transfer accompanied by the relative share certificate in respect of the Shares in favour of the Purchaser.

        ii.   The Warranties executed under the seal of the Vendor.

10.      AGREEMENT

This Agreement constitutes the whole agreement between the parties hereto relating to its subject matter and no variations hereof shall be effective unless in writing.

11.      CLAUSE HEADINGS

The clause headings in this Agreement are for the convenience of the parties only and shall not affect its interpretation.

12.      GOVERNING LAW

The construction, validity and performance of this Agreement shall be governed by the laws of Ireland.

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                                    SCHEDULE

Warranties

1. The Vendor is the sole beneficial owner of the Shares and the Purchaser on Completion will have good and marketable title to the Shares and the Shares are free from all liens, charges and encumbrances.

2. There are no agreements or arrangements in force, other than this Agreement which grant to any person the right to call for the transfer of the shares.

3. The Vendor does not have any material right or interest, direct or indirect in any business which is, or is likely to become competitive with the Business of the Company.


SIGNED by the Vendor
in the presence of;


SIGNED for and on behalf
of the Purchaser in the
presence of;

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                                      Dated the           day of         2000


                                      GERARD CONLON
                                                           (VENDOR)


                                      AND

                                      STOCKER & YALE INC.
                                                     (PURCHASER)



                                      AGREEMENT





                                      Ronan Daly Jermyn
                                      Solicitors
                                      12 South Mall
                                      Cork
                                      Ref: Corkopt 9367/000526 Conlon Agreement